UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

VROOM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39315	90-1112566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Mercantile Dr.
Fort Worth, Texas		76137
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (518) 535-9125

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2025, the Board of Directors (the "Board") of Vroom, Inc. (the "Company") appointed Nikul Patel to the Board, effective April 24, 2025.

Mr. Patel is eligible to participate in the Company’s standard compensation program for non-employee directors, as previously disclosed in the Company’s proxy statement filed with the SEC on April 24, 2024. Pursuant to the non-employee director compensation policy, each non-employee director is entitled to receive a mixture of cash and equity compensation, including a $30,000 annual cash retainer for service on the Board, and equity grants consisting of an initial award of restricted stock units with a grant date fair value of $100,000 (the “Initial Award”), a partial year annual award of restricted stock units with a grant date fair value of $100,000, calculated on a pro-rata basis for the director’s length of service before the next annual meeting of the Company’s stockholders (the “Partial Year Annual Award”), and an annual award of restricted stock units with a grant date fair value of $100,000 on the date of each annual meeting of the Company’s stockholders (the “Annual Award”). The Initial Award will vest 1/3 ratably on each of the first, second and third anniversary of the grant date, subject to such director’s continued service with the Company through the applicable vesting date, and the Partial Year Annual Award and Annual Award will each vest on the earlier of the date of the first annual meeting of the Company’s stockholders following the grant date and the first anniversary of the grant date, subject to the director’s continued service with the Company through the applicable vesting date.

Mr. Patel will also enter into the Company’s standard indemnification agreement for directors and officers.

There are no other arrangements or understandings between Mr. Patel and any other persons pursuant to which he was appointed as a member of the Board. Mr. Patel does not have any family relationship with any director or executive officer of the Company. There is no relationship between Mr. Patel and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 29, 2025	By:	/s/ Thomas Shortt
Thomas Shortt